UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2008
Premier Exhibitions, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24452	20-1424922

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia		30326

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Mark Hugh Sam Appointed as a Director. Effective July 23, 2008, the Board of Directors of Premier Exhibitions, Inc. (the “Company”) appointed Mark Hugh Sam as a Director to fill one of the vacancies resulting from the expansion of the Company’s Board of Directors described in Item 5.03 of this Current Report on Form 8-K.
     Mr. Hugh Sam, age 43, has since 2005 been Director of Research for Sellers Capital, LLC, an investment management firm. Sellers Capital, LLC manages the Sellers Capital Master Fund, Ltd., a hedge fund that is the Company’s largest shareholder. From 2003 to 2005, Mr. Hugh Sam was a stock analyst for Morningstar, Inc., a provider of investment research. Mr. Hugh Sam is a member of the Canadian Institute of Chartered Accountants and a Certified Financial Analyst.
     Mark Sellers Appointed as a Director. Effective July 23, 2008, the Company’s Board of Directors also appointed Mark Sellers as a Director to fill one of the vacancies resulting from the expansion of the Company’s Board of Directors described in Item 5.03 of this Current Report on Form 8-K.
     Mr. Sellers, age 40 is the founder and managing member of Sellers Capital LLC, an investment management firm. Sellers Capital, LLC manages the Sellers Capital Master Fund, Ltd., a hedge fund that is the Company’s largest shareholder. Prior to founding Sellers Capital LLC, Mr. Sellers was the Lead Equity Strategist for Morningstar, Inc., a provider of investment research.
     General. Messrs. Hugh Sam and Sellers are each eligible to participate in the Company’s compensation programs and arrangements for Directors as may be in effect from time to time. The Company’s existing Director compensation programs and arrangements are more fully described under the section of the Company’s 2008 proxy statement dated June 24, 2008 entitled “Director Compensation,” which description is incorporated herein by reference. The Board of Directors does not presently anticipate providing any equity compensation to Messrs. Hugh Sam or Sellers.
     Sellers Capital, LLC, and affiliated entities Sellers Capital Master Fund, Ltd. and Praetorian Value Fund, LLC, also shareholders of the Company, requested that representatives of Sellers Capital, LLC be added to the Board of Directors and that that the Company’s proposal to reincorporate as a Delaware corporation to be revised and re-submitted to shareholders for a vote at the 2008 Annual Meeting. Following the reincorporation, as revised, the holders of 33% of the Company’s outstanding shares will have the right to call special meetings of shareholders. In connection with the agreement to these requests by the Company’s Board of Directors (i) the size of the Company’s Board of Directors was set at eleven members; (ii) Messrs. Hugh Sam and Sellers, as control affiliates of such entities, were appointed to the Company’s Board of Directors, and (iii) Messrs. Hugh Sam and Sellers will be included on the slate of Directors proposed for election at the Company’s 2008 Annual Meeting. The nomination of Messrs. Hugh Sam and Sellers as Directors of the Company and the revised reincorporation proposal will be included in the Company’s revised proxy statement for the 2008 Annual Meeting of Shareholders.

     Since March 1, 2007, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party in which any of Messrs. Hugh Sam or Sellers, or any member of either of their respective immediate families, had, or will have, a direct or indirect material interest.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 23, 2008, the Board of Directors also amended Article III, Section 1 of the Company’s Amended and Restated Bylaws to increase the size of the Board of Directors from nine to eleven.
     The full text of the Company’s Amended and Restated Bylaws, are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Premier Exhibitions, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: July 29, 2008	By:	/s/ Harold W. Ingalls
Harold W. Ingalls
Chief Financial Officer